Exhibit 99.2

INDEPENDENCE REALTY TRUST

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION Q1 2024

Aston
Wake Forest, NC

NYSE: IRT
WWW.IRTLIVING.COM

Independence Realty Trust
March 31, 2024
Company Information:
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Smithfield
Ted McHugh and Lauren Torres
917-365-7979
IRT@edelman.com

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, and certain actions that we expect or seek to take in connection with our Portfolio Optimization and Deleveraging Strategy and anticipated enhancements to our financial results and future growth from this strategy. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.
Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, failure to realize cost savings, efficiencies and other benefits that we expect to result from our Portfolio Optimization and Deleveraging Strategy, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust Announces First Quarter 2024 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – April 24, 2024 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its first quarter 2024 financial results.
First Quarter Highlights
•Net income available to common shares of $17.6 million for the quarter ended March 31, 2024 compared to $8.6 million for the quarter ended March 31, 2023.
•Earnings per diluted share of $0.08 for the quarter ended March 31, 2024 compared to $0.04 for the quarter ended March 31, 2023.
•Same-store portfolio net operating income (“NOI”) growth of 2.4% for the quarter ended March 31, 2024 compared to the quarter ended March 31, 2023.
•Disposed of nine properties under our Portfolio Optimization and Deleveraging Strategy for a total gross sales price of $496.8 million and used proceeds from the sales to repay $488.9 million of debt. Repayment of debt included significant paydowns on our revolver which improved our liquidity position to $412 million as of March 31, 2024.
•Core Funds from Operations (“CFFO”) of $61.5 million for the quarter ended March 31, 2024 compared to $62.5 million for the quarter ended March 31, 2023. CFFO per share was $0.27 for the first quarter of 2024, as compared to $0.27 for the first quarter of 2023.
•Adjusted EBITDA of $84.7 million for the quarter ended March 31, 2024 compared to $87.6 million for the quarter ended March 31, 2023.
•Value add program completed renovations at 320 units during the quarter ended March 31, 2024, achieving a weighted average return on investment during the quarter of 18.0%.
Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP, as well as, discussion of our same-store methodology.
Management Commentary
“For the first quarter of 2024, we delivered a 3.4% increase in same-store revenue, supported by our focus on driving occupancy. Our same-store average occupancy improved 120 basis points in the quarter on a year-over-year basis to 94.4%, and we continued to see positive momentum in April, with average occupancy rising to 95.0%,” said Scott Schaeffer, Chairman and CEO of IRT. “We also continued to successfully execute our business plan, including the advancement of our Portfolio Optimization and Deleveraging Strategy. As of March 31, 2024, we had sold nine of the ten non-core assets and exited four single-asset markets while further strengthening our balance sheet, which helped us achieve an investment grade rating from Fitch Ratings, as announced last month. We look forward to building on our first quarter successes during the remainder of the year.”

Same-Store Portfolio(1) Operating Results

First Quarter 2024 Compared to First Quarter 2023
Rental and other property revenue	3.4% increase
Property operating expenses	5.0% increase
NOI	2.4% increase
Portfolio average occupancy	120 bps increase to 94.4%
Portfolio average rental rate	1.5% increase to $1,551
NOI Margin	50 bps decrease to 62.7%
(1)Same-store portfolio includes 108 properties, which represent 32,153 units.
Operating Metrics
The table below summarizes operating metrics for the same-store portfolio for the applicable periods.

	1Q 2024	April 2024(3)
Same-Store Portfolio(1)
Average Occupancy	94.4%	95.0%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(2.4)%	(0.5)%
Renewal Leases	4.4%	3.0%
Blended	1.2%	1.8%
Resident Retention Rate	54.3%	55.7%
Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy	94.6%	95.2%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(2.8)%	(1.0)%
Renewal Leases	4.5%	3.1%
Blended	1.0%	1.7%
Resident Retention Rate	53.9%	55.2%
Value Add (22 properties with Ongoing Value Add)
Average Occupancy	93.9%	94.3%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	(1.1)%	1.2%
Renewal Leases	4.2%	2.9%
Blended	1.8%	2.3%
Resident Retention Rate	55.7%	57.6%
(1)Same-store portfolio includes 108 properties, which represent 32,153 units.
(2)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.
(3)April 2024 average occupancy is through April 23, 2024. New, renewal, and blended lease rates, and resident retention are for leases commencing during April 2024 that were signed as of April 23, 2024.
(4)As of April 23, 2024, same-store portfolio occupancy was 95.4%, same-store portfolio excluding ongoing value add occupancy was 95.6%, and value add occupancy was 94.7%.

Portfolio Optimization and Deleveraging Strategy Update
On October 30, 2023, we announced our Portfolio Optimization and Deleveraging Strategy, which targeted sales of 10 properties located in seven markets in order to exit or reduce our presence in these markets while also deleveraging our balance sheet. As of March 31, 2024, nine of the ten properties had been sold for a total gross sales price of $496.8 million and proceeds from the sales were used to repay $488.9 million of debt.
Value Add Program
We completed renovations on 320 units during the quarter ended March 31, 2024, achieving a return on investment of 18.0%, with an average cost per unit renovated of $18,136, and an average monthly rent increase per unit of $272 over unrenovated comps. See the Value Add Summary page of our supplemental for additional information on our projects’ life to date as of March 31, 2024.
Investment Activity
Properties Held for Sale and Dispositions
During the three months ended March 31, 2024, in connection with our Portfolio Optimization and Deleveraging Strategy, we sold five properties for a combined sales price of $296.1 million and we recognized a net gain of $25.6 million.
As of March 31, 2024, we had two properties classified as held for sale.
•Reserve at Creekside, Chattanooga, Tennessee: This tenth and final property targeted for sale under our Portfolio Optimization and Deleveraging Strategy is under contract and expected to close in the second quarter of 2024.
•Tapestry Park, Birmingham Alabama: During the three months ended March 31, 2024, in connection with our capital recycling program, we identified this asset as held for sale and recognized a loss on impairment of $15.1 million. The property is now under contract and is expected to close during the third quarter of 2024.

While the two properties classified as held for sale are under contract, there can be no assurance that the sales will be consummated at expected pricing levels, within expected time frames, or at all.
Capital Expenditures
For the three months ended March 31, 2024, recurring capital expenditures for the total portfolio were $4.9 million, or $151 per unit, value add and non-recurring expenditures for the total portfolio were $21.9 million and development expenditures for the total portfolio were $11.0 million, respectively.
Dividend Distribution
On March 11, 2024, our Board of Directors declared a quarterly dividend of $0.16 per share of common stock. The first quarter dividend was paid on April 19, 2024 to stockholders of record at the close of business on March 29, 2024.

2024 EPS, FFO and CFFO Guidance
We are confirming our 2024 FFO per share, CFFO per share, and same-store NOI guidance ranges while updating our 2024 EPS per share, transaction volume, and same-store pool guidance. Earnings per diluted share is now projected to be in the range of $0.34 to $0.38. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance		Change at Midpoint
2024 Full Year EPS and CFFO Guidance(1)(2)	Low	High	Low	High
Earnings per share	$0.40	$0.44	$0.34	$0.38	$(0.06)
Adjustments:
Depreciation and amortization	0.87	0.87	0.87	0.87	—
Gain on sale of real estate assets(3)	(0.11)	(0.11)	(0.05)	(0.05)	0.06
FFO per share	1.16	1.20	1.16	1.20	—
Loan (premium accretion) discount amortization, net	(0.04)	(0.04)	(0.04)	(0.04)	—
CFFO per share	$1.12	$1.16	$1.12	$1.16	$—
(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2024 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements”. Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 230.9 million weighted average shares and units outstanding.
(3)Gain on sale of real estate assets includes the gains on sale (losses on impairment) recognized during the first quarter of 2024 as described in this release.

2024 Guidance Assumptions
Our key guidance assumptions for 2024 are enumerated below. See the definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio	Previous 2024 Outlook(1)	Current 2024 Outlook(1)	Change at Midpoint
Number of properties/units	109 properties / 32,507 units	108 properties / 32,153 units	(1) property / (354) units
Property revenue growth	3.0% to 4.5%	3.0% to 4.5%	—
Controllable operating expense growth	4.9% to 5.9%	4.9% to 5.9%	—
Real estate tax and insurance expense growth	6.1% to 7.1%	6.1% to 7.1%	—
Total operating expense growth	5.4% to 6.4%	5.4% to 6.4%	—
NOI growth	1.0% to 4.0%	1.0% to 4.0%	—

Corporate Expenses
General and administrative & property management expenses	$51.5 million to $54.5 million	$51.5 million to $54.5 million	—
Interest expense(2)	$83.0 million to $85.0 million	$83.0 million to $85.0 million	—

Transaction/Investment Volume
Acquisition volume	None	$0 million to $40 million	$20 million
Disposition volume(3)	$324 million	$392 million to $396 million	$70 million

Capital Expenditures
Recurring	$21.0 million to $23.0 million	$21.0 million to $23.0 million	—
Value add & non-recurring	$83.0 million to $85.0 million	$83.0 million to $85.0 million	—
Development	$54.5 million to $55.5 million	$54.5 million to $55.5 million	—
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” .
(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting we recorded loan premiums, net, that are accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion is excluded from CFFO.
(3)Includes $296 million related to the sale of five properties sold during the three months ended March 31, 2024 and $96 million to $100 million related to two properties held for sale as of March 31, 2024. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisition and disposition volume could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements”.

Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, April 25, 2024 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.888.440.3307, access code 1963990. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A playback of the conference call can also be accessed telephonically until Thursday, May 2, 2024 by dialing 1.800.770.2030, access code 1963990.
Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, and certain actions that we expect or seek to take in connection with our Portfolio Optimization and Deleveraging Strategy and anticipated enhancements to our financial results and future growth from this strategy. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.
Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, failure to realize cost savings, efficiencies and other benefits that we expect to result from our Portfolio Optimization and Deleveraging Strategy, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2023, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

FINANCIAL & OPERATING HIGHLIGHTS
Dollars in thousands, except per share data

	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Selected Financial Information:
Operating Statistics:
Net income (loss) available to common shares	$17,577	$(40,515)	$3,930	$10,709	$8,648
Earnings (loss) per share -- diluted	$0.08	$(0.18)	$0.02	$0.05	$0.04
Rental and other property revenue	$160,331	$166,730	$168,375	$163,601	$161,135
Property operating expenses	$59,971	$59,703	$63,300	$62,071	$59,255
NOI	$100,360	$107,027	$105,075	$101,530	$101,880
NOI margin	62.6%	64.2%	62.4%	62.1%	63.2%
Adjusted EBITDA	$84,683	$95,640	$94,415	$89,156	$87,594
FFO per share	$0.27	$0.31	$0.31	$0.28	$0.27
CFFO per share	$0.27	$0.30	$0.30	$0.28	$0.27
Dividends per share	$0.16	$0.16	$0.16	$0.16	$0.14
CFFO payout ratio	59.3%	53.3%	53.3%	57.1%	51.9%
Portfolio Data:
Total gross assets	$6,673,589	$6,960,554	$7,225,447	$7,117,404	$7,045,306
Total number of operating properties (a)	111	116	120	119	119
Total units (a)	32,877	34,431	35,427	35,249	35,249
Portfolio period end occupancy (a)	95.0%	94.6%	94.4%	94.6%	94.1%
Portfolio average occupancy (a)	94.4%	94.4%	94.6%	94.1%	93.1%
Portfolio average effective monthly rent, per unit (a)	$1,550	$1,558	$1,556	$1,538	$1,535
Same-store portfolio period end occupancy (b)	95.0%	94.7%	94.4%	93.7%	94.3%
Same-store portfolio average occupancy (b)	94.4%	94.5%	94.5%	94.2%	93.2%
Same-store portfolio average effective monthly rent, per unit (b)	$1,551	$1,555	$1,548	$1,547	$1,528
Capitalization:
Total debt (c)	$2,277,098	$2,549,409	$2,715,710	$2,650,805	$2,628,632
Common share price, period end	$16.13	$15.30	$14.07	$18.22	$16.03
Market equity capitalization	$3,726,224	$3,528,996	$3,245,135	$4,202,342	$3,694,970
Total market capitalization	$6,003,322	$6,078,405	$5,960,845	$6,853,147	$6,323,602
Total debt/total gross assets	34.1%	36.6%	37.6%	37.2%	37.3%
Net debt to Adjusted EBITDA (d)	6.7x	6.7x	7.0x	7.2x	7.3x
Interest coverage	4.1x	4.1x	4.3x	4.0x	4.0x
Common shares and OP Units:
Shares outstanding	225,070,396	224,706,731	224,695,566	224,697,889	224,556,870
OP units outstanding	5,941,643	5,946,571	5,946,571	5,946,571	5,946,571
Common shares and OP units outstanding	231,012,039	230,653,302	230,642,137	230,644,460	230,503,441
Weighted average common shares and OP units	230,570,707	230,452,570	230,444,945	230,369,086	230,186,297
(a)Excludes our development projects (Destination at Arista and Flatirons Apartments). See the definitions at the end of this release.
(b)Same-store portfolio consists of 108 properties, which represent 32,153 units.
(c)Includes indebtedness associated with real estate held for sale, as applicable.
(d)Reflects net debt to Adjusted EBITDA, which is annualized for each period presented, including adjustments for the timing of acquisitions and dispositions impacting quarterly EBITDA. For the five quarters ended March 31, 2024, net debt to Adjusted EBITDA excluding adjustments for these items was 6.5x, 6.5x, 7.0x, 7.2x, and 7.3x, respectively.

BALANCE SHEETS
Dollars in thousands, except per share data

	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Assets:
Real estate held for investment, at cost	$6,183,009	$6,259,212	$6,754,022	$6,610,233	$6,648,907
Less: accumulated depreciation	(622,713)	(582,760)	(567,200)	(519,680)	(475,001)
Real estate held for investment, net	5,560,296	5,676,452	6,186,822	6,090,553	6,173,906
Real estate held for sale	98,603	296,334	75,392	86,576	—
Real estate under development	109,338	98,365	83,547	121,733	124,983
Cash and cash equivalents	21,275	22,852	17,216	14,349	12,448
Restricted cash	20,625	27,880	31,772	28,163	22,385
Investment in unconsolidated real estate entities	89,487	89,044	87,592	99,968	92,882
Other assets	34,379	39,245	41,926	31,799	34,360
Derivative assets	38,845	29,937	53,258	44,259	32,783
Intangible assets, net	—	66	265	—	—
Total assets	$5,972,848	$6,280,175	$6,577,790	$6,517,400	$6,493,747
Liabilities and Equity:
Indebtedness, net	$2,212,273	$2,426,788	$2,675,117	$2,609,903	$2,628,632
Indebtedness associated with real estate held for sale, net	64,825	122,621	40,593	40,902	—
Accounts payable and accrued expenses	83,678	109,074	138,549	115,664	105,873
Accrued interest payable	7,145	7,917	8,275	7,986	7,979
Dividends payable	36,896	36,858	36,858	36,856	32,232
Derivative liabilities	—	—	—	—	2,283
Other liabilities	8,928	9,723	10,642	11,172	11,813
Total liabilities	2,413,745	2,712,981	2,910,034	2,822,483	2,788,812
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,251	2,247	2,247	2,247	2,246
Additional paid in capital	3,753,833	3,751,942	3,751,001	3,754,839	3,753,074
Accumulated other comprehensive income	34,501	25,513	47,910	38,823	25,101
Accumulated deficit	(367,015)	(348,405)	(271,982)	(239,972)	(214,775)
Total shareholders' equity	3,423,570	3,431,297	3,529,176	3,555,937	3,565,646
Noncontrolling Interests	135,533	135,897	138,580	138,980	139,289
Total equity	3,559,103	3,567,194	3,667,756	3,694,917	3,704,935
Total liabilities and equity	$5,972,848	$6,280,175	$6,577,790	$6,517,400	$6,493,747

STATEMENTS OF OPERATIONS, FFO & CFFO
TRAILING FIVE QUARTERS (Dollars in thousands, except per share data)

	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Revenue:
Rental and other property revenue	$160,331	$166,730	$168,375	$163,601	$161,135
Other revenue	203	316	232	354	239
Total revenue	160,534	167,046	168,607	163,955	161,374
Expenses:
Property operating expenses	59,971	59,703	63,300	62,071	59,255
Property management expenses	7,499	6,660	7,232	6,818	6,371
General and administrative expenses (a)	8,381	5,043	3,660	5,910	8,154
Depreciation and amortization expense	53,721	55,902	55,546	53,984	53,536
Casualty losses	2,301	59	35	680	151
Total expenses	131,873	127,367	129,773	129,463	127,467
Interest expense	(20,603)	(23,537)	(22,033)	(22,227)	(22,124)
Gain on sale (loss on impairment) of real estate assets, net	10,530	(56,263)	(11,268)	—	985
Gain (loss) on extinguishment of debt	203	(124)	—	—	—
Other (loss) income, net	(1)	(79)	(369)	(72)	93
Loss from investments in unconsolidated real estate entities	(829)	(1,330)	(1,178)	(1,205)	(776)
Restructuring costs	—	—	—	—	(3,213)
Net income (loss)	$17,961	$(41,654)	$3,986	$10,988	$8,872
(Income) loss allocated to noncontrolling interests	(384)	1,139	(56)	(279)	(224)
Net income (loss) available to common shares	$17,577	$(40,515)	$3,930	$10,709	$8,648
Earnings (loss) per share - basic	$0.08	$(0.18)	$0.02	$0.05	$0.04
Weighted-average shares outstanding - Basic	224,627,115	224,505,999	224,498,374	224,422,515	224,226,873
Earnings (loss) per share - diluted	$0.08	$(0.18)	$0.02	$0.05	$0.04
Weighted-average shares outstanding - Diluted	225,226,270	224,505,999	225,140,555	225,073,890	225,088,659
Funds From Operations (FFO):
Net income (loss)	$17,961	$(41,654)	$3,986	$10,988	$8,872
Add-Back (Deduct):
Real estate depreciation and amortization	53,390	55,510	55,217	53,701	53,287
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	598	636	486	575	418
(Gain on sale) loss on impairment of real estate assets, net, excluding prepayment gains	(9,609)	57,492	11,268	—	(314)
FFO	$62,340	$71,984	$70,957	$65,264	$62,263
FFO per share	$0.27	$0.31	$0.31	$0.28	$0.27
CORE Funds From Operations (CFFO):
FFO	$62,340	$71,984	$70,957	$65,264	$62,263
Add-Back (Deduct):
Other depreciation and amortization	331	391	329	283	249
Casualty losses	2,301	59	35	680	151
Loan (premium accretion) discount amortization, net	(2,395)	(2,659)	(2,747)	(2,737)	(2,755)
Prepayment gains on asset dispositions	(921)	(1,229)	—	—	(670)
(Gain) loss on extinguishment of debt	(203)	124	—	—	—
Other expense (income), net	1	79	429	192	42
Restructuring costs	—	—	—	—	3,213
CFFO	$61,454	$68,749	$69,003	$63,682	$62,493
CFFO per share	$0.27	$0.30	$0.30	$0.28	$0.27
Weighted-average shares and units outstanding	230,570,707	230,452,570	230,444,945	230,369,086	230,186,297
(a)Included in the three months ended March 31, 2024 and 2023 is $2.5 million and $2.7 million, respectively, of stock compensation expense recorded with respect to stock awards granted during the respective period to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CFFO
(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,
	2024	2023
Revenue:
Rental and other property revenue	$160,331	$161,135
Other revenue	203	239
Total revenue	160,534	161,374
Expenses:
Property operating expenses	59,971	59,255
Property management expenses	7,499	6,371
General and administrative expenses (a)	8,381	8,154
Depreciation and amortization expense	53,721	53,536
Casualty losses	2,301	151
Total expenses	131,873	127,467
Interest expense	(20,603)	(22,124)
Gain on sale (loss on impairment) of real estate assets, net	10,530	985
Gain on extinguishment of debt	203	—
Other (loss) income, net	(1)	93
Loss from investments in unconsolidated real estate entities	(829)	(776)
Restructuring costs	—	(3,213)
Net income (loss)	17,961	8,872
Income allocated to noncontrolling interests	(384)	(224)
Net income available to common shares	$17,577	$8,648
Earnings per share - basic	$0.08	$0.04
Weighted-average shares outstanding - Basic	224,627,115	224,226,873
Earnings per share - diluted	$0.08	$0.04
Weighted-average shares outstanding - Diluted	225,226,270	225,088,659
Funds From Operations (FFO):
Net income	$17,961	$8,872
Add-Back (Deduct):
Real estate depreciation and amortization	53,390	53,287
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	598	418
(Gain on sale) loss on impairment of real estate assets, net, excluding prepayment gains	(9,609)	(314)
FFO	$62,340	$62,263
FFO per share	$0.27	$0.27
CORE Funds From Operations (CFFO):
FFO	$62,340	$62,263
Add-Back (Deduct):
Other depreciation and amortization	331	249
Casualty losses	2,301	151
Loan (premium accretion) discount amortization, net	(2,395)	(2,755)
Prepayment gains on asset dispositions	(921)	(670)
Gain on extinguishment of debt	(203)	—
Other expense (income), net	1	42
Restructuring costs	—	3,213
CFFO	$61,454	$62,493
CFFO per share	$0.27	$0.27
Weighted-average shares and units outstanding	230,570,707	230,186,297
(a)Included in the three months ended March 31, 2024 and 2023 is $2.5 million and $2.7 million, respectively, of stock compensation expense recorded with respect to stock awards granted during the respective period to retirement eligible employees.

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO
Dollars in thousands

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Net income (loss)	$17,961	$(41,654)	$3,986	$10,988	$8,872
Add-Back (Deduct):
Interest expense	20,603	23,537	22,033	22,227	22,124
Depreciation and amortization	53,721	55,902	55,546	53,984	53,536
Casualty losses	2,301	59	35	680	151
(Gain on sale) loss on impairment of real estate assets, net	(10,530)	56,263	11,268	—	(985)
(Gain) loss on extinguishment of debt	(203)	124	—	—	—
Loss from investments in unconsolidated real estate entities	829	1,330	1,178	1,205	776
Other loss (income), net	1	79	369	72	(93)
Restructuring costs	—	—	—	—	3,213
Adjusted EBITDA	$84,683	$95,640	$94,415	$89,156	$87,594

INTEREST COST:
Interest expense	$20,603	$23,537	$22,033	$22,227	$22,124

INTEREST COVERAGE:	4.1x	4.1x	4.3x	4.0x	4.0x

	For the Three Months Ended March 31,
	2024	2023
Net income (loss)	$17,961	$8,872
Add-Back (Deduct):
Interest expense	20,603	22,124
Depreciation and amortization	53,721	53,536
Casualty losses	2,301	151
(Gain on sale) loss on impairment of real estate assets, net	(10,530)	(985)
Gain on extinguishment of debt	(203)	—
Loss from investments in unconsolidated real estate entities	829	776
Other loss (income), net	1	(93)
Restructuring costs	—	3,213
Adjusted EBITDA	$84,683	$87,594

INTEREST COST:
Interest expense	$20,603	$22,124

INTEREST COVERAGE:	4.1x	4.0x

SAME-STORE PORTFOLIO NET OPERATING INCOME & NOI BRIDGE (a) (b)
TRAILING FIVE QUARTERS
Dollars in thousands, except per unit data

	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Revenue:
Rental and other property revenue	$150,618	$150,903	$152,138	$148,645	$145,701
Property Operating Expenses:
Real estate taxes	18,970	18,463	18,503	18,576	18,479
Property insurance	4,150	4,255	4,075	3,600	2,966
Personnel expenses	12,199	11,741	12,007	11,745	11,125
Utilities	7,713	7,419	7,719	7,063	7,353
Repairs and maintenance	4,825	3,407	5,761	5,997	5,446
Contract services	5,101	5,254	5,608	5,941	5,097
Advertising expenses	1,596	1,616	1,915	1,592	1,302
Other expenses	1,693	1,584	1,598	1,756	1,796
Total property operating expenses	56,247	53,739	57,186	56,270	53,564
Same-store portfolio NOI	$94,371	$97,164	$94,952	$92,375	$92,137

Same-store portfolio NOI margin	62.7%	64.4%	62.4%	62.1%	63.2%
Average occupancy	94.4%	94.5%	94.5%	94.2%	93.2%

Average effective monthly rent, per unit	$1,551	$1,555	$1,548	$1,531	$1,528

	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Rental and other property revenue
Same-store portfolio	$150,618	$150,903	$152,138	$148,645	$145,701
Non same-store portfolio	9,713	15,827	16,237	14,956	15,434
Total rental and other property revenue	160,331	166,730	168,375	163,601	161,135
Property operating expenses
Same-store portfolio	56,247	53,739	57,186	56,270	53,564
Non same-store portfolio	3,724	5,964	6,114	5,801	5,691
Total property operating expenses	59,971	59,703	63,300	62,071	59,255
NOI
Same-store portfolio	94,371	97,164	94,952	92,375	92,137
Non same-store portfolio	5,989	9,863	10,123	9,155	9,743
Total property NOI	$100,360	$107,027	$105,075	$101,530	$101,880

(a)Same-store portfolio consists of 108 properties, which represent 32,153 units.
(b)See the definitions at the end of this release for a reconciliation from GAAP net income (loss) to NOI.

SAME-STORE PORTFOLIO NET OPERATING INCOME (a)
THREE MONTHS ENDED MARCH 31, 2024 AND 2023
Dollars in thousands, except per unit data

	For the Three Months Ended March 31,
	2024	2023	% change
Revenue:
Rental and other property revenue	$150,618	$145,701	3.4%
Property Operating Expenses:
Real estate taxes	18,970	18,479	2.7%
Property insurance	4,150	2,966	39.9%
Personnel expenses	12,199	11,125	9.7%
Utilities	7,713	7,353	4.9%
Repairs and maintenance	4,825	5,446	(11.4)%
Contract services	5,101	5,097	0.1%
Advertising expenses	1,596	1,302	22.6%
Other expenses	1,693	1,796	(5.7)%
Total property operating expenses	56,247	53,564	5.0%
Same-store portfolio NOI	$94,371	$92,137	2.4%

Same-store portfolio NOI margin	62.7%	63.2%	(0.5)%
Average occupancy	94.4%	93.2%	1.2%
Average effective monthly rent, per unit	$1,551	$1,528	1.5%
(a)Same-store portfolio consists of 108 properties, which represent 32,153 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
THREE MONTHS ENDED MARCH 31, 2024
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Atlanta, GA	13	5,180	$23,823	$23,671	0.6%	$9,189	$8,406	9.3%	$14,635	$15,269	(4.2)%	93.0%	91.9%	1.1%	$1,622	$1,637	(0.9)%
Dallas, TX	14	4,007	21,916	21,223	3.3%	8,517	8,823	(3.5)%	13,398	12,400	8.0%	94.3%	93.1%	1.2%	1,817	1,783	1.9%
Columbus, OH	10	2,510	10,906	10,228	6.6%	4,012	3,612	11.1%	6,894	6,616	4.2%	94.8%	94.5%	0.3%	1,430	1,356	5.5%
Denver, CO	6	1,397	7,439	7,489	(0.7)%	2,184	2,175	0.4%	5,255	5,314	(1.1)%	95.6%	94.6%	1.0%	1,713	1,709	0.2%
Indianapolis, IN	7	1,979	8,498	7,908	7.5%	3,247	2,927	10.9%	5,251	4,981	5.4%	95.2%	92.5%	2.7%	1,378	1,334	3.3%
Oklahoma City, OK	8	2,147	7,955	7,528	5.7%	2,726	2,560	6.5%	5,229	4,967	5.3%	94.9%	91.7%	3.2%	1,190	1,163	2.3%
Tampa-St. Petersburg, FL	5	1,452	8,198	7,959	3.0%	3,097	3,126	(0.9)%	5,101	4,834	5.5%	95.5%	94.9%	0.6%	1,832	1,801	1.7%
Raleigh - Durham, NC	6	1,690	7,871	7,755	1.5%	2,864	2,520	13.7%	5,007	5,234	(4.3)%	93.9%	93.7%	0.2%	1,548	1,530	1.2%
Nashville, TN	5	1,508	7,449	6,985	6.6%	2,578	2,389	7.9%	4,871	4,596	6.0%	94.3%	90.6%	3.7%	1,634	1,591	2.7%
Memphis, TN	4	1,383	6,166	6,044	2.0%	2,135	1,982	7.7%	4,032	4,061	(0.7)%	93.2%	93.7%	(0.5)%	1,513	1,501	0.8%
Houston, TX	5	1,308	5,759	5,596	2.9%	2,704	2,844	(4.9)%	3,055	2,752	11.0%	93.9%	94.5%	(0.6)%	1,430	1,390	2.9%
Louisville, KY	4	1,150	4,738	4,438	6.8%	1,969	1,897	3.8%	2,769	2,541	9.0%	95.4%	92.8%	2.6%	1,300	1,285	1.2%
Lexington, KY	3	886	3,797	3,610	5.2%	1,186	1,067	11.2%	2,611	2,542	2.7%	96.8%	94.9%	1.9%	1,329	1,272	4.5%
Charlotte, NC	3	714	3,759	3,792	(0.9)%	1,161	1,117	3.9%	2,598	2,675	(2.9)%	94.6%	95.6%	(1.0)%	1,749	1,756	(0.4)%
Huntsville, AL	3	873	4,024	4,016	0.2%	1,480	1,341	10.4%	2,544	2,675	(4.9)%	94.4%	94.5%	(0.1)%	1,498	1,545	(3.0)%
Birmingham, AL	1	720	3,084	3,017	2.2%	1,261	1,131	11.5%	1,823	1,885	(3.3)%	94.4%	93.8%	0.6%	1,419	1,407	0.9%
Myrtle Beach, SC - Wilmington, NC	3	628	2,687	2,611	2.9%	865	784	10.3%	1,822	1,827	(0.3)%	94.2%	94.7%	(0.5)%	1,416	1,396	1.4%
Cincinnati, OH	2	542	2,741	2,556	7.2%	1,004	967	3.8%	1,736	1,589	9.3%	94.1%	92.1%	2.0%	1,583	1,553	1.9%
Greenville, SC	1	702	2,602	2,440	6.6%	986	944	4.4%	1,616	1,497	7.9%	94.4%	92.2%	2.2%	1,306	1,231	6.1%
Charleston, SC	2	518	2,711	2,534	7.0%	1,103	1,000	10.3%	1,608	1,534	4.8%	95.4%	93.6%	1.8%	1,695	1,603	5.7%
Orlando, FL	1	297	1,651	1,537	7.4%	710	668	6.3%	942	869	8.4%	94.2%	94.5%	(0.3)%	1,805	1,787	1.0%
Austin, TX	1	256	1,415	1,310	8.0%	623	611	2.0%	791	699	13.2%	95.0%	89.0%	6.0%	1,804	1,788	0.9%
San Antonio, TX	1	306	1,429	1,454	(1.7)%	646	673	(4.0)%	783	780	0.4%	96.8%	95.7%	1.1%	1,475	1,483	(0.5)%
Total / Weighted Average	108	32,153	$150,618	$145,701	3.4%	$56,247	$53,564	5.0%	$94,371	$92,137	2.4%	94.4%	93.2%	1.2%	$1,551	$1,528	1.5%

PROPERTY PORTFOLIO (a)
NET OPERATING INCOME EXPOSURE BY MARKET
Dollars in thousands, except rent per unit

					For the Three Months Ended March 31, 2024
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	NOI	% of NOI
Atlanta, GA	13	5,180	$1,092,916	93.2%	$1,622	$14,633	15.2%
Dallas, TX	14	4,007	868,839	95.1%	1,817	13,398	13.9%
Columbus, OH	10	2,510	375,141	94.8%	1,430	6,894	7.2%
Denver, CO (a) (b)	6	1,397	380,485	95.6%	1,713	5,255	5.3%
Indianapolis, IN	7	1,979	294,166	95.7%	1,378	5,251	5.4%
Oklahoma City, OK	8	2,147	329,997	95.1%	1,190	5,229	5.4%
Tampa-St. Petersburg, FL	5	1,452	313,868	95.6%	1,832	5,101	5.3%
Raleigh - Durham, NC	6	1,690	254,272	94.3%	1,548	5,007	5.2%
Nashville, TN	5	1,508	372,424	94.7%	1,634	4,871	5.1%
Memphis, TN	4	1,383	161,490	94.6%	1,513	4,032	4.2%
Houston, TX	5	1,308	213,672	95.8%	1,430	3,055	3.2%
Huntsville, AL (c)	4	1,051	241,263	95.8%	1,492	3,035	3.1%
Birmingham, AL (d)	2	1,074	219,181	96.1%	1,471	2,908	3.0%
Louisville, KY	4	1,150	146,443	94.6%	1,300	2,769	2.9%
Lexington, KY	3	886	161,291	97.1%	1,329	2,611	2.7%
Charlotte, NC	3	714	189,681	95.8%	1,749	2,598	2.7%
Myrtle Beach, SC - Wilmington, NC	3	628	68,341	96.0%	1,416	1,822	1.9%
Cincinnati, OH	2	542	123,868	96.7%	1,583	1,736	1.8%
Greenville, SC	1	702	124,937	95.2%	1,306	1,616	1.7%
Charleston, SC	2	518	82,010	95.6%	1,695	1,608	1.7%
Orlando, FL	1	297	50,604	94.6%	1,805	942	1.0%
Austin, TX	1	256	59,407	94.9%	1,804	791	0.8%
San Antonio, TX	1	306	57,430	97.7%	1,475	783	0.8%
Chattanooga, TN (e)	1	192	30,298	94.8%	1,367	436	0.5%
Total / Weighted Average	111	32,877	$6,212,024	95.0%	$1,550	$96,381	100.0%
(a)Excludes our development projects (Destination at Arista and Flatirons Apartments). See the definitions at the end of this release.
(b)Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.
(c)Includes the Virtuoso joint venture property that was consolidated beginning August 1, 2023 as a result of an amendment to the joint venture agreement.
(d)Includes one property with 354 units that was held for sale as of March 31, 2024.
(e)Represents one property with 192 units included in our Portfolio Optimization and Deleveraging Strategy that was held for sale as of December 31, 2023 and as of March 31, 2024.

VALUE ADD SUMMARY BY MARKET
PROJECT LIFE TO DATE AS OF MARCH 31, 2024

							Renovation Costs per Unit (b)
Market	Total Properties	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (c)
Ongoing
Atlanta, GA	4	1,892	911	911	$281	21.2%	$16,968	$1,973	$18,941	19.9%	17.8%
Dallas, TX	4	1,199	574	585	288	20.1%	19,223	2,102	21,325	18.0%	16.2%
Columbus, OH	4	1,098	403	392	280	22.5%	14,222	1,431	15,653	23.6%	21.5%
Oklahoma City, OK	3	793	464	459	158	18.2%	17,354	1,521	18,875	10.9%	10.0%
Tampa-St. Petersburg, FL	2	612	404	399	380	25.9%	16,372	1,481	17,853	27.8%	25.5%
Nashville, TN	1	418	252	246	156	11.0%	16,580	1,321	17,901	11.3%	10.5%
Memphis, TN	1	362	286	287	380	34.6%	15,662	807	16,469	29.1%	27.7%
Raleigh-Durham, NC	1	318	233	234	216	17.0%	16,070	1,046	17,116	16.1%	15.1%
Austin, TX	1	256	164	164	245	16.6%	18,077	1,486	19,563	16.3%	15.0%
Indianapolis, IN	1	236	188	187	279	25.7%	15,559	1,484	17,043	21.5%	19.6%
Total / Weighted Average	22	7,184	3,879	3,864	$271	21.4%	$16,804	$1,649	$18,453	19.4%	17.6%

Future (d)
Atlanta, GA (e)	2	676	267	264	$171	13.9%	$16,356	$1,874	$18,230	12.5%	11.2%
Lexington, KY	1	436	—	—	—	—	—	—	—	—	—
Oklahoma City, OK	1	294	—	—	—	—	—	—	—	—	—
Dallas, TX	1	263	—	—	—	—	—	—	—	—	—
Denver, CO	1	252	—	—	—	—	—	—	—	—	—
Total / Weighted Average	6	1,921	267	264	$171	13.9%	$16,356	$1,874	$18,230	12.5%	11.2%

Completed (f)
Columbus, OH	3	763	697	691	$208	22.9%	$10,203	$666	$10,869	24.5%	23.0%
Atlanta, GA	2	754	691	690	208	20.1%	9,181	1,398	10,579	27.2%	23.6%
Louisville, KY	2	728	721	778	217	24.3%	15,489	2,173	17,662	16.8%	14.7%
Memphis, TN	2	691	651	649	189	18.7%	11,782	974	12,756	19.3%	17.8%
Tampa-St. Petersburg, FL	2	624	572	583	226	19.1%	13,391	1,482	14,873	20.3%	18.3%
Raleigh-Durham, NC	1	328	325	323	195	19.0%	14,648	2,108	16,756	15.9%	13.9%
Wilmington, NC	1	288	288	287	77	7.6%	8,120	56	8,176	11.4%	11.3%
Total / Weighted Average	13	4,176	3,945	4,001	$199	20.1%	$11,927	$1,305	$13,232	20.0%	18.0%

Grand Total/Weighted Average	41	13,281	8,091	8,129	$232	20.5%	$14,413	$1,550	$15,963	19.3%	17.5%
(a) See the definitions section for a full description of Rent Premium. The weighted average Rent Premium including the impact of concessions was $217.
(b)See the definitions section for a full description of Renovation Costs per Unit.
(c)See the definitions section for a full description of ROI. ROI-Interior costs using rent premium including the impact of concessions was 18.1%. ROI-Total costs using rent premium including the impact of concessions was 16.3%.
(d)As of April 2024, three new value add projects are now underway with one project in each of the following markets: Atlanta, Dallas, and Denver. Projects in Lexington and Oklahoma City are expected to begin in Q2 and Q3 2024.
(e)Renovations at one property in Atlanta, Georgia comprised of 496 units remain paused given current market conditions.
(f)We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.
(g)Includes Meadows, Haverford, Crestmont and Creekside that were formerly a part of the value add program but were sold in October 2022 (with respect to Meadows), February 2022 (with respect to Haverford) and December 2021 (with respect to Crestmont and Creekside).

INVESTMENT AND DEVELOPMENT ACTIVITY
Dollars in thousands except per unit amounts

2024 DISPOSITIONS

Property	Location	Units	Disposition date	Sale price	Price per unit	Average rent per unit at disposition	Gain on sale (loss on impairment) , net (a)
Villas of Kingwood	Houston, TX	330	2/13/24	$53,700	$163	$1,454	$62
Belmar Villas	Denver, CO	318	2/13/24	74,300	234	1,606	46
Hearthstone at City Center	Denver, CO	360	3/12/24	74,000	206	1,690	88
Villas at Huffmeister	Houston, TX	294	3/25/24	44,250	151	1,557	(415)
Westmont Commons	Asheville, NC	252	3/28/24	49,875	198	1,505	25,856
Total		1,554		$296,125	$191	$1,567	$25,637
(a)During the three months ended December 31, 2023, we recognized an aggregate loss on impairment of $25,821 on the Villas at Kingwood, Belmar Villas, Hearthstone at City Center and Villas at Huffmeister, including $921 of prepayment gains on these dispositions.

ASSETS HELD FOR SALE AS OF MARCH 31, 2024

Property	Location	Quarter Identified As Held For Sale	Units	Loss on Impairment
Reserve at Creekside (a)	Chattanooga, TN	Q4 2023	192	$—
Tapestry Park	Birmingham, AL	Q1 2024	354	(15,107)
Total			546	$(15,107)
(a)During the three months ended December 31, 2023, we recognized a loss on impairment on this property of $7,135.

REAL ESTATE UNDER DEVELOPMENT

Development	Destination at Arista (a)	Flatirons Apartments
Location	Denver, Colorado	Denver, Colorado
Planned Units	325	296
Start Date	3Q 2021	4Q 2022
Projected Initial Occupancy	2Q 2023	4Q 2024
Projected Completion Date	4Q 2023	4Q 2024
Projected Stabilization date	1Q 2025	1Q 2026
Total Estimated Development Costs	$102,800	$119,900
% of Development Costs Left to Fund	0%	36%
Real Estate Under Development at March 31, 2024	$32,659	$76,679
% of Planned Units Delivered as of March 31, 2024	73.5%	0%
Leased % as of April 23, 2024 (b)	88.7%	N/A
Occupancy % as of April 23, 2024 (b)	70.3%	N/A
(a)We will continue to classify this property as a development property since it is in lease-up and has not reached overall occupancy of 90%.
(b)Leased % and occupancy % are calculated using the leased or occupied units, as applicable, divided by the number of delivered units.

INVESTMENT AND DEVELOPMENT ACTIVITY - (CONTINUED)

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

Property	Location	Units	Estimated Delivery Date	Total Construction Budget	Total Project Debt	IRT Equity Interest in JV	Remaining Expected IRT Investment	Carrying Value of IRT’s Investment
Metropolis at Innsbrook (a)	Richmond, VA	402	—	$85,883	$64,000	84.8%	$—	$17,363
Views of Music City II / The Crockett (b)	Nashville, TN	408	—	66,079	43,275	50.0%	—	11,734
Lakeline Station	Austin, TX	378	Q4 2024	109,524	76,500	90.0%	—	32,670
The Mustang	Dallas, TX	275	Q4 2024	109,583	79,447	85.0%	—	27,720
Total		1,463		$371,069	$263,222		$—	$89,487

(a)Metropolis at Innsbrook is an operating property consisting of 402 units. We have a call option that gives us the right to buy the property upon the earlier of the date upon which the property achieves 90% occupancy or October 17, 2025. We also have a right to initiate a sale of the property after June 7, 2024.
(b)Views of Music City phase II is an operating property consisting of 209 total units. We have until October 1, 2024 to exercise our right of first offer on the Views of Music City II. The Crockett is an operating property consisting of 199 units. We have exercised our right of first offer on The Crockett, which permits us to acquire the property once we determine the fair market value. If we acquire The Crockett, we may use proceeds from the sale of a multifamily property in Birmingham, Alabama.

DEBT SUMMARY AS OF MARCH 31, 2024
Dollars in thousands

	Amount	Weighted Average Contractual Rate (d)	Weighted Average Hedged Effective Rate (e)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (a)	$108,978	6.6%	4.8%	Floating	1.8
Unsecured term loans (b)	600,000	6.5%	4.4%	Floating	3.3
Secured credit facilities (c)	585,635	4.2%	4.4%	Fixed	4.7
Mortgages	952,396	3.8%	4.0%	Fixed	4.2
Total Principal	2,247,009	4.8%	4.2%		3.9
Loan premiums (discounts), net	39,804
Unamortized deferred financing costs	(9,715)
Total Consolidated Debt	2,277,098
Market Equity Capitalization, at period end	3,726,224
Total Capitalization	$6,003,322
(a)Unsecured revolver total capacity is $500,000, of which $108,979 was drawn as of March 31, 2024. The maturity date of borrowings under the unsecured revolver is January 31, 2026.
(b)Consists of a (i) $200,000 unsecured term loan with a maturity date of May 18, 2026 and a (ii) $400,000 unsecured term loan with a maturity date of January 28, 2028.
(c)Consists of a (i) $509,386 secured credit facility, two tranches of which, in an aggregate principal amount of $468,918, have a maturity date of August 1, 2028 and the third tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $76,248 secured credit facility with a maturity date of July 1, 2030.
(d)Represents the weighted average of the contractual interest rates in effect as of the three months ended March 31, 2024, without regard to any interest rate swaps or collars
(e)Represents the weighted average effective interest rates for the three months ended March 31, 2024, including the impact of interest rate swaps and collars, amortization of hedging costs, and deferred financing costs but excluding the impact of loan premium amortization, discount accretion, and interest capitalization.
(f)As of March 31, 2024, we maintained the below hedges that have effectively fixed a portion of our floating rates debt.

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Collar	$100,000	11/17/2017	11/17/2024	—	1.25%	2.00%
Swap	$150,000	6/17/2021	6/17/2026	2.18%	—	—
Swap	$150,000	5/17/2022	5/17/2027	0.99%	—	—
Swap	$200,000	3/17/2023	3/17/2030	3.39%	—	—
Collar	$100,000	1/17/2024	1/17/2028	—	1.50%	2.50%
Forward starting collar	$100,000	11/17/2024	1/17/2028	—	1.50%	2.50%

DEBT MATURITY, DEBT COVENANT AND UNENCUMBERED ASSET STATS
AS OF MARCH 31, 2024
Dollars in thousands

Debt Covenant Summary (a)

	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	32.0%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	2.49x	Yes
Unsecured leverage ratio	≤ 60%	22.9%	Yes
(a)For a complete listing of all debt covenants along with definitions of each covenant calculation see the Fourth Amended, Restated and Consolidated Credit Agreement, which is filed as Exhibit 10.1 of our Form 8-K filed on July 27, 2022.
Encumbered & Unencumbered Statistics

	Total Units (b)	% of Total	Gross Assets	% of Total	Q1 2024 NOI (b)	% of Total
Unencumbered assets	18,090	55.0%	$3,561,045	53.4%	$52,730	54.7%
Encumbered assets	14,787	45.0%	3,112,544	46.6%	43,651	45.3%
	32,877	100.0%	$6,673,589	100.0%	$96,381	100.0%
(b)Excludes our development projects (Destination at Arista and Flatirons Apartments). See the definitions at the end of this release.

DEFINITIONS
Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
Development Property
A development property is a property that is either currently under development or is in lease-up prior to reaching overall occupancy of 90%.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as loss on impairment (gain on sale) of real estate, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses, merger and integration costs, income (loss) from investments in unconsolidated real estate entities, and restructuring costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, loss on impairment (gain on sale) of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization, debt extinguishment costs, merger and integration costs, and restructuring costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (dollars in thousands).

	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Total debt	$2,277,098	$2,549,409	$2,715,710	$2,650,805	$2,628,632
Less: cash and cash equivalents	(21,275)	(22,852)	(17,216)	(14,349)	(12,448)
Less: loan discounts and premiums, net	(39,804)	(44,483)	(50,772)	(53,520)	(56,256)
Total net debt	$2,216,019	$2,482,074	$2,647,722	$2,582,936	$2,559,928
We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.
Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, property management expenses, general and administrative expenses, net gains on sale of assets, merger and integration costs, and restructuring costs.
Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

A reconciliation from GAAP net income (loss) to NOI is provided below (dollars in thousands):

	For the Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Net income (loss)	$17,961	$(41,654)	$3,986	$10,988	$8,872
Other revenue	(203)	(316)	(232)	(354)	(239)
Property management expenses	7,499	6,660	7,232	6,818	6,371
General and administrative expenses	8,381	5,043	3,660	5,910	8,154
Depreciation and amortization expense	53,721	55,902	55,546	53,984	53,536
Casualty losses	2,301	59	35	680	151
Interest expense	20,603	23,537	22,033	22,227	22,124
(Gain on sale) loss on impairment of real estate assets, net	(10,530)	56,263	11,268	—	(985)
(Gain) loss on extinguishment of debt	(203)	124	—	—	—
Other loss (income), net	1	79	369	72	(93)
Loss from investments in unconsolidated real estate entities	829	1,330	1,178	1,205	776
Restructuring costs	—	—	—	—	3,213
NOI	$100,360	$107,027	$105,075	$101,530	$101,880
Less: Non same-store portfolio NOI	5,989	9,863	10,123	9,155	9,743
Same-store portfolio NOI	$94,371	$97,164	$94,952	$92,375	$92,137
Non Same-Store Properties and Non Same-Store Portfolio
Properties that did not meet the definition of a same-store property as of the beginning of the previous year.
Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned and not a development property at the beginning of the previous year. Properties that are held for sale or have been sold are excluded from the same-store portfolio.

Rent Premium on Value Add Renovations

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. We believe excluding the impact of upfront concessions from our rental rates when comparing to the market rental rates for unrenovated units makes the comparison most relevant and the resulting premium provides management with an indicator of the increased rent generated by the unit renovation.

Renovation Costs per Unit

Renovation costs per unit includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

Return on Investment (“ROI”) on Value Add Renovations
ROI is calculated using the Rent Premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit or the total renovation costs, as applicable. We use ROI on value add renovation projects to measure the profitability of a renovation project relative to other projects or relative to other uses of our capital.
Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Total assets	$5,972,848	$6,280,175	$6,577,790	$6,517,400	$6,493,747
Plus: accumulated depreciation (a)	630,743	606,404	570,966	523,446	475,001
Plus: accumulated amortization	69,998	73,975	76,691	76,558	76,558
Total gross assets	$6,673,589	$6,960,554	$7,225,447	$7,117,404	$7,045,306
(a)Includes accumulated depreciation associated with real estate held for sale, as applicable.